UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

PUERTO RICO RESIDENTS TAX-FREE FUND II, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee amount computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Puerto Rico Residents Tax-Free Fund II, Inc.

270 Munoz Rivera Ave, Suite 1110

San Juan, Puerto Rico 00918

PROXY SUPPLEMENT FOR
POSTPONEMENT OF 2023 ANNUAL MEETING OF SHAREHOLDERS

UNTIL JANUARY 26, 2024

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of the Puerto Rico Residents Tax-Free Fund II, Inc., a Puerto Rico corporation (the “Fund”), has been postponed until Thursday, January 26, 2024, at 11:00 AM Atlantic Standard Time (10:00 AM Eastern Standard Time). The Annual Meeting was originally scheduled to be held on January 16, 2024 at 11:00 AM Atlantic Standard Time (10:00 AM Eastern Standard Time).

This Proxy Supplement supplements the definitive proxy statement that was filed by the Fund with the U.S. Securities and Exchange Commission (the “SEC”) on December 20, 2023 (the “Proxy Statement”). Additional information regarding the Annual Meeting, including the business to be transacted at the Annual Meeting and how to vote at the Annual Meeting if you were a shareholder as of November 27, 2023, is set forth in the Proxy Statement. This Proxy Supplement should be read in conjunction with the Proxy Statement.

The purposes for which the Annual Meeting will be held are those set forth in the Proxy Statement. The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting remains November 27, 2023.

The Annual Meeting will be conducted virtually. Any shareholder wishing to participate in the Annual Meeting by means of remote communication can do so. If you were a record holder of shares of common stock of the Fund as of the close of business on the record date, November 27, 2023, please register at https://viewproxy.com/UBSPuertoRico/broadridgevsm/ no later than 5:00 p.m. Atlantic Standard Time (4:00 p.m. Eastern Standard Time) on January 24, 2024 to attend and vote at the Meeting. Broadridge will then e-mail you the login information and instructions for attending and voting at the Meeting.

You may still use the proxy card that you previously received to vote at the Annual Meeting. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Shareholders of the Fund can obtain copies of the Proxy Statement, as supplemented by this Proxy Supplement, any future supplements to the Proxy Statement and other documents filed by the Fund with the SEC for no charge at the SEC’s website at www.sec.gov.

In San Juan, Puerto Rico, this 11th day of January, 2024.

By Order of the Board of Directors:

/s/ Luis A. Avilés
Luis A. Avilés
Secretary